                                    EXHIBIT 5

                         INVESTMENT MANAGEMENT AGREEMENT

                  THIS AGREEMENT, dated and effective as of the 1st day of July, 1996, is made and entered into by and between Seneca Funds, a Delaware business trust, (hereinafter called the "Trust"), and GMG/Seneca Capital Management, LLC, a California limited limited liability company (hereinafter called the "Manager").

                  WHEREAS the Trust is engaged in business as an open-end, diversified management investment company of the series type and is so registered under the Investment Trust Act of 1940 (the "1940 Act"); and

                  WHEREAS the Manager is engaged principally in the business of rendering investment management services and is so registered under the Investment Managers Act of 1940; and

                  WHEREAS the Trust is authorized to issue shares of capital stock in separate series (the "Series") with each Series representing interests in a separate portfolio of securities and other assets (a "Fund," collectively the "Funds"); and

                  WHEREAS the Trust intends initially to offer shares in four series, the Seneca Growth Fund, the Seneca Mid-Cap Growth Fund, the Seneca Bond Fund, and the Seneca Real Estate Investment Fund (collectively, the "Initial Series"); and

                  WHEREAS the Trust desires to retain the Manager to render investment management services as described hereunder with respect to the Initial Series and the Manager is willing so to do.

                  NOW, THEREFORE, WITNESSETH: That it is hereby agreed between the parties hereto as follows:

                  4.       (a)      Initial Series.  The Trust hereby appoints
the Manager to act as adviser and investment manager to each of the Initial Series for the period and on the terms herein set forth. The Manager accepts such appointment and agrees to render the services herein set forth, for the compensation herein provided.

                           (b)      Additional Series.  In the event that the
Trust establishes one or more series of shares other than the Initial Series as to which it desires to retain the Manager to render management and investment advisory services hereunder, it shall so notify the Manager in writing, indicating the advisory fee which will be payable as to the additional series of shares. If the Manager is willing to render such services, it shall so notify the Trust in writing, whereupon such series of shares shall become a Series hereunder.

                  The Manager shall, for all purposes herein, be deemed an independent contractor and not an agent of the Trust.

                  5.       INVESTMENT MANAGEMENT SERVICES.

                           (a)      Subject to the supervision of the Trustees
of the Trust ("Trustees"), the Manager agrees to provide supervision of the portfolio of each Series and to determine what securities or other property shall be purchased or sold by each Series, giving due consideration


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to the policies of each Series as expressed in the Trust's Agreement and
Declaration of Trust, By-laws, Form N-1A Registration Statement ("Registration Statement") under the 1940 Act and under the Securities Act of 1933, as amended (the "1933 Act"), and prospectus as in use from time to time, as well as to the factors affecting the status of each Series as a "regulated investment company" under the Internal Revenue Code of 1986, as amended. In its duties hereunder, the Manager shall further be bound by any and all determinations by the Trustees relating to investment policy, which determinations shall in writing be communicated to the Manager.

                           (b) Except as to assets placed with another adviser
or a Sub-adviser as provided hereinbelow, the Manager shall provide adequate facilities and qualified personnel for the placement of, and shall place orders for the purchase, or other acquisition, and sale, or other disposition, of portfolio securities for each Series. As to such transactions, the Manager, subject to such direction as may be furnished from time to time by the Trustees, shall endeavor as the primary objective to obtain the most favorable prices and executions of orders. Subject to such primary objective, the Manager may place orders with brokerage firms that have sold shares of any Series. Subject to such primary objective and also to compliance with such procedures and requirements as the Trustees may establish pursuant to Rule 17e-1 under the 1940 Act and other requirements of applicable law, the Manager is specifically authorized to place orders for portfolio brokerage transactions with brokerage firms that are "affiliated persons" of the Trust or of any "affiliated person" of such affiliated person, within the meaning of the 1940 Act. The Manager is also specifically authorized to allocate portfolio brokerage and portfolio principal transactions business to firms that provide brokerage and research services or facilities and to cause the Series to pay a member of a securities exchange, or any other securities broker or dealer, an amount of commission for effecting a securities transaction in excess of the amount of commission another member of an exchange, broker or dealer would have charged for effecting that transaction, if the Manager determines in good faith that such amount of commission is reasonable in relation to the commissions paid by other similarly situated investors and the value of the brokerage and research services (as such services are defined for purposes of Section 28(e) of the Securities Exchange Act of
1934) provided by such member, broker or dealer, viewed in terms of either that particular transaction or the overall responsibilities of the Manager with respect to the Series and other accounts over which the Manager has investment discretion. The authority to pay higher brokerage commissions, as provided in the preceding sentence, shall not apply with respect to portfolio transactions which are fixed, rather than negotiated. The receipt by the Manager of any such brokerage and research services shall not be deemed to give rise to any requirement for abatement of the compensation payable to the Manager pursuant to
Section 3 hereof.

                           (c) On occasions when the Manager deems the purchase
or sale of a security or other asset to be in the best interests of a Series as well as other clients of the Manager, including investment limited partnerships or accounts in which the Manager or one or more associated persons (with the meaning of the Investment Advisers Act of 1940) or affiliated persons (within the meaning of the 1940 Act) is a general partner, or has an other financial interest based on the gains or profits of such limited partnerships or accounts, the Manager, to the extent permitted by applicable laws and regulations, may aggregate the securities or other assets to be so sold or purchased when the Manager believes that to do so will be in the best interests of the Series. In such event, allocation of the securities or other assets so purchased or sold, as well as the expenses incurred in the transaction, will be made by the Manager in the manner the Manager considers to be the most equitable and consistent with its fiduciary obligations to the Series and to such other clients.

                           (d) In compliance with the requirements of Rule 31a-3
under the 1940 Act, the Manager hereby agrees that all records which it maintains for the Trust are the property of the Trust, agrees to preserve for the periods prescribed by Rule 31a-2 under the 1940 Act any


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
records which it maintains for the Trust and which are required to be maintained by Rule 31a-1 under the 1940 Act, and further agrees to surrender promptly to the Trust any records which it maintains for the Trust upon request by the Trust.

                  6.       INVESTMENT MANAGEMENT FEES.

                           (a) Each Series shall pay to the Manager on or before
the tenth (10th) day of each month, as compensation for the services rendered by the Manager during the preceding month, an amount to be computed by applying to the daily total net asset value of such Series the applicable annual rates set forth on Appendix A hereto.

                           (b) The fees on Appendix A shall be computed and
accrued daily at one three-hundred-sixty-fifth (1/365th) of the applicable rates set forth therein. The net asset value of each Series shall be determined in the manner set forth in the Registration Statement after the close of the New York Stock Exchange on each day on which said Exchange is open, and in the case of Saturdays, Sundays, and other days on which said exchange shall not be open, in the manner further set forth in said Registration Statement. In the event of termination other than at the end of a calendar month, the monthly fee shall be prorated for the portion of the month prior to termination and paid on or before the tenth (10th) day subsequent to termination.

                           (c) The Manager agrees to reduce the investment
management fee payable to it under this Agreement, if any, by the amount by which the expenses of the Trust for any fiscal year of the Trust shall exceed the most stringent limits prescribed by any state in which the Trust shares are offered for sale. Notwithstanding the foregoing, during any fiscal year of the Trust in which no investment management fee is payable to the Manager, the Manager agrees to pay the Trust the amount by which the expenses of the Trust for such fiscal year of the Trust shall exceed the most stringent limits prescribed by any state in which the Trust shares are offered for sale. The expense limitation commitment of the Manager is subject to the qualification that if, as a result of so fully reimbursing the Trust for such excess expenses, less than 90% of the Trust's gross income would be derived from qualifying sources described in Section 851(b)(2) of the Internal Revenue Code of 1986 or any successor provisions (which include dividends, interest, payments with respect to securities loans and gains from the sale of stock, certain other securities or foreign currencies and certain other income), treating as income for this purpose any expense reimbursement, then the Manager will reimburse the Trust only in such an amount as will not result in less than 90% of the Trust's gross income being received from qualifying sources and any unreimbursed portion of the excess will be carried forward for a period of up to three fiscal years. Costs incurred in connection with the purchase or sale of portfolio securities, including brokerage fees and commissions, that are capitalized in accordance with generally accepted accounting principles applicable to investment companies, shall be accounted for as capital items and not as expenses. Expenses shall be excluded from the calculation of the applicable expense limitations to the fullest extent authorized by applicable law. Proper accruals shall be made by the Trust for any projected reduction of investment management fees (or cash reimbursement) hereunder and corresponding amounts shall be withheld from the fees paid by the Trust to the Manager or paid by the Manager, subject to recovery by the Manager of any amounts withheld or paid in excess of the actual reduction or reimbursement for any fiscal year. Any additional reduction (or cash reimbursement) computed at the end of the fiscal year shall be deducted from the fee for the last month of such fiscal year (or thereupon promptly paid by the Manager).

                           (d) The above provision in subsection (c) as to
expense limitation shall be calculated and administered separately as to each Series and as to each class within each Series, as opposed to the Trust in the aggregate, if and to the extent so required by state securities authorities.


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                  7.       EXPENSES.

                           (a) The Manager assumes and shall pay for the cost of
maintaining the staff and personnel necessary to perform its obligations under this Agreement. Except as otherwise expressly provided herein, the Trust assumes and shall pay or cause to be paid all expenses of the Trust, including, without limitation: (a) all costs and expenses incident to (i) the registration of the Trust under the 1940 Act or (ii) any public offering of capital stock ("Shares") of the Series, for cash or otherwise, including costs and expenses relating to the registration of Shares under the Securities Act of 1933 (the "1933 Act"), the qualification of Shares under state securities laws, the printing or other reproduction and distribution of any registration statement (and all amendments thereto) under the 1933 Act, the preliminary and final prospectuses included therein, and any other necessary documents incident to such public offering; (b) the charges and expenses of any custodian appointed by the Trust for the safekeeping of its cash, portfolio securities and other property, and the charges and expenses of auditors and bookkeepers; (c) the investment management fees payable hereunder to the Manager; (d) the charges and expenses of auditors and bookkeepers; (e) the charges and expenses of any Share transfer, dividend agent or registrar appointed by Trust; (f) broker's commissions chargeable to the Trust in connection with portfolio securities transactions to which a Series is a party; (g) all taxes, including securities issuance and transfer taxes, and organizational fees payable by the Trust to Federal, state or other governmental agencies; (h) the costs and expenses of engraving or printing of certificates representing Shares of the Series; (i) fees involved in registering and maintaining registrations of the Trust and of Shares with the Securities and Exchange Commission and various states and other jurisdictions; (j) all expenses of meetings of shareholders and the Trustees of the Trust and of preparing, printing and mailing proxy statements and quarterly, semiannual, annual and any other reports to shareholders; (k) fees and travel expenses of Trustees and officers of the Trust; (l) all fees and expenses incident to any dividend or distribution reinvestment program; (m) charges and expenses of legal counsel in connection with matters relating to the Trust, including without limitation, legal services rendered in connection with the Trust's organization, financial structure and relations with its shareholders, issuance of Shares, and registrations and qualifications of Shares under Federal, state and other laws;
(n) association dues; (o) interest payable on Series borrowings; (p) fees and expenses of obtaining any exemptions from any provisions of any Federal, state or other securities laws; (q) fees or expenses incurred incident to the obtaining of any rulings of, or advice from, the U.S. Internal Revenue Service or any other taxing authority incident to the taxation of a Series or its shareholders; (r) costs of information obtained from sources other than the Manager or its affiliated persons (as defined in the 1940 Act) relating to the pricing and valuation of securities; and (s) postage.

                           (b) The payment or assumption by the Manager of any
expense of the Trust or any Series that the Manager is not required by this Agreement to pay or assume shall not obligate the Manager to pay or assume the same or any similar expense of the Trust or any Series on any subsequent occasion.

                           (c) The Trust will reimburse the Manager for any
expenses of the Trust paid, but not assumed by, the Manager from time to time upon presentation to the Trust of an itemized schedule of such expenses.

                  8. OTHER BUSINESS OF THE MANAGER. Nothing contained in this Agreement shall be construed to prohibit the Manager from performing investment advisory, management, or distribution services for other investment companies and other persons or companies, or to prohibit affiliates of the Manager from engaging in such businesses or in other related or unrelated businesses.


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
                  9. INDEMNIFICATION. The Trust agrees (i) not to hold the Manager or any of its officers or employees liable for, and (ii) to indemnify or insure the Manager and its officers and employees ("Indemnified Parties") against, any costs and liabilities the Indemnified Parties may incur as a result of any claim against the Indemnified Parties in the good faith exercise of their powers hereunder or arising out of an act or omission of the Trust's custodian of assets, or of any broker or agent selected by the Manager in a commercially reasonable manner, excepting matters as to which the Indemnified Parties shall be finally adjudged to have been guilty of willful misfeasance, bad faith, gross negligence, reckless disregard of duty, or breach of fiduciary duty (all as used in the 1940 Act).

                  10.      TERM OF AGREEMENT.

                           (a) This Agreement shall become effective with
respect to the Initial Series on the date hereof (the "Effective Date") and, as to any additional Series, on the date of receipt by the Trust of notice from the Manager in accordance with Section 1(b) hereof that the Manager is willing to serve as Manager with respect to such Series. Unless terminated as herein provided, this Agreement shall remain in full force and effect until December 31, 1996 from the Effective Date with respect to the Initial Series and, as to each additional Series, until the December 31 following the first anniversary of the date on which such Series becomes a Series hereunder, and shall continue in full force and effect for periods of one year thereafter as to each Series so long as such continuance as to any such Series is approved at least annually (i) by either the Trustees or by a vote of a majority (as defined in the 1940 Act) of the outstanding voting securities of such Series, and (ii) in either event by the vote of a majority of the Directors of the Trust who are not parties to this Agreement or "interested persons" (as defined in the 1940 Act) of any such party, cast in person at a meeting called for the purpose of voting on such approval.

                  Any approval of this Agreement by a majority (as defined in the 1940 Act) of the outstanding voting securities of any Series shall be effective to continue this Agreement as to any such Series notwithstanding (i) that this Agreement has not been approved by the holders of a majority (as defined in the 1940 Act) of the outstanding voting securities of any other Series not affected thereby, and (ii) that this Agreement has not been approved by the vote of a majority (as defined in the 1940 Act) of the outstanding voting securities of the Trust, unless such approval shall be required by any applicable law or otherwise.

                           (b) This Agreement may be terminated as to any Series
at any time, without payment of any penalty, by the Trustees or by the vote of a majority (as defined in the 1940 Act) of the outstanding voting securities of the affected Series, on sixty (60) days written notice to the Manager, or by the Manager on 180 days written notice to the Trust.

                           (c) This Agreement shall automatically and
immediately terminate in the event of its assignment.

                  11. DELEGATION OF THE MANAGER'S DUTIES AS INVESTMENT MANAGER. As to one or more of the Series, the Manager may enter into one or more agreements ("Sub-Advisory Contract") with a sub-adviser (a "Sub-adviser") in which the Manager delegates to such Sub- adviser the performance of any or all of the services specified in Sections 2 and 3 of this Agreement, provided that:
(i) each Sub-Advisory Contract imposes on the Sub-adviser bound thereby all the duties and conditions to which the Manager is subject with respect to the covered services under Sections 2 and 3 of this Agreement; (ii) each Sub-Advisory Contract meets all requirements of the 1940 Act and rules thereunder; and (iii) the Manager shall not enter into a Sub-Advisory Contract unless it is approved by the Trustees and the shareholders of the affected Series, if required by the 1940 Act, prior to implementation.


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                  12.      MISCELLANEOUS MATTERS.

                           (a) This Agreement supersedes any prior agreement
relating to the subject matter thereof between the parties.

                           (b) If any provision of this Agreement shall be held
or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby.

                           (c) All notices or communications hereunder shall be
in writing and, if sent to the Manager shall be mailed by certified or registered mail, or delivered, faxed, or telegraphed and confirmed in writing to the Manager at 909 Montgomery Street, Suite 600, San Francisco, California 94133, Att'n: Gail P. Seneca and if to the Trust shall be mailed by certified or registered mail, or delivered, faxed, or telegraphed and confirmed in writing to the Trust at 909 Montgomery Street, Suite 600, San Francisco, California 94133.

                  13. CHOICE OF LAW. This Agreement shall be construed in accordance with the laws of the State of California and the 1940 Act. To the extent that the applicable laws of the State of California conflict with the applicable provisions of the 1940 Act, the latter shall control.

                  14. INTERPRETATION. This Agreement has been negotiated at arm's length and between persons sophisticated and knowledgeable in the matters dealt with in this Agreement. Accordingly, any rule of law (including California Civil Code section 1654) or legal decision that would require interpretation of any ambiguities in this Agreement against the party that has drafted it is not applicable and is waived. The provisions of this Agreement shall be interpreted in a reasonable manner to effect the purpose of the parties and this Agreement.

                  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed in duplicate originals by their officers thereunto duly authorized as of the date first above written.

SENECA FUNDS                                 GMG/SENECA CAPITAL MANAGEMENT,
                                             LLC


By                                           By
   ------------------------------               ------------------------------


Its                                          Its
   ------------------------------               ------------------------------


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                                   APPENDIX A


                                                    Annual
                                                  Management
                                                     Fee
Seneca Growth Fund                                  0.70%

Seneca Mid-Cap Growth Fund                          0.80%

Seneca Bond Fund                                    0.50%

Seneca Real Estate Securities Fund                  0.75%


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